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                                                                     EXHIBIT 5.1



                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                 June 29, 1999



LSI Logic Corporation
1551 McCarthy Boulevard
Milpitas, CA 95035

     RE:  REGISTRATION STATEMENT OF FORM S-3

Ladies and Gentlemen:

     We are acting as counsel for LSI Logic Corporation, a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended of $345,000,000 aggregate principal amount of 4-1/4% Convertible Subordinated Notes due 2004 (the "Notes"), and such indeterminate number of shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company (the "Selling Securityholders"). In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares. (Such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

     We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture dated as of March 15, 1999, between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.


                                   Sincerely,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation


                                   /s/ WILSON SONSINI GOODRICH & ROSATI, P.C.